UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 29, 2004

(Date of earliest event reported)

LaserCard Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-6377	77-0176309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 N. Shoreline Boulevard, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 969-7277

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Signatures

Exhibit Index

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 29, 2004, his 77th birthday, Jerome Drexler resigned as a member of the Board of Directors of Registrant and as its Chairman of the Board. At its annual organization meeting on November 30, 2004, the Board of Directors changed Registrant’s management structure from having two co-CEOS, Richard Haddock and Chris Dyball, to having Richard Haddock be the CEO with Chris Dyball being the President, and having the role of chief operating officer. Messrs. Haddock and Dyball will continue working together as they have for more than ten years on the Registrant’s day-to-day operations and will share responsibility for Registrant’s strategic planning. In lieu of a Chairman of the Board, together they will prepare agendas and management reports for board of director meetings. Additional information concerning Messrs. Haddock and Dyball is hereby incorporated by reference from page 9 of Registrant’s definitive proxy statement filed with the SEC on August 20, 2004. Messrs. Haddock and Dyball were elected to their respective offices to serve at the pleasure of the board of directors until its next annual organization meeting and until their successors are duly elected and qualified or until their earlier resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized on the 3rd day of December, 2004.

LaserCard Corporation

(Registrant)

By:	/s/ STEVEN G. LARSON
Steven G. Larson
Vice President, Finance and Chief Financial Officer